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                                                                      Exhibit 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated February 8, 2002, accompanying the consolidated financial statements and included in the Annual Report of Findwhat.com and Subsidiary on Form 10-KSB for the year ended December 31, 2001. We hereby consent to the incorporation by reference of said report in the Registration Statement of Findwhat.com and Subsidiary on Form S-8 (SEC File No. 333-46008, effective date September 18, 2000 and SEC File No. 333-66434, effective date August 1, 2001) and on Form S-3 (SEC File No. 333-76144, effective date December 31, 2001 and SEC File No. 333-47240, effective date May 3, 2001).


/s/ Grant Thornton LLP

New York, New York
March 21, 2002